Exhibit 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31
	2008	2007

OPERATING REVENUES:
Gas utility	$633.6	$584.1
Electric utility	127.2	108.1
Nonutility revenues	141.3	141.8
Total operating revenues	902.1	834.0

OPERATING EXPENSES:
Cost of gas sold	462.0	424.5
Cost of fuel and purchased power	46.0	40.6
Cost of nonutility revenues	95.3	96.4
Other operating	115.8	106.5
Depreciation and amortization	47.4	45.7
Taxes other than income taxes	26.8	24.7
Total operating expenses	793.3	738.4

OPERATING INCOME	108.8	95.6

OTHER INCOME:
Equity in earnings of unconsolidated affiliates	14.0	22.2
Other - net	3.0	7.4
Total other income	17.0	29.6

INTEREST EXPENSE	25.3	25.0

INCOME BEFORE INCOME TAXES	100.5	100.2

INCOME TAXES	36.5	30.1

NET INCOME	$64.0	$70.1

AVERAGE COMMON SHARES OUTSTANDING	76.0	75.8
DILUTED COMMON SHARES OUTSTANDING	76.5	76.5

EARNINGS PER SHARE OF COMMON STOCK

BASIC	$0.84	$0.92

DILUTED	$0.84	$0.92

VECTREN UTILITY HOLDINGS
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions)
(Unaudited)

	Three Months
	Ended March 31
	2008	2007

OPERATING REVENUES:
Gas utility	$633.6	$584.1
Electric utility	127.2	108.1
Other	0.6	0.4
Total operating revenues	761.4	692.6

OPERATING EXPENSES:
Cost of gas sold	462.0	424.5
Cost of fuel and purchased power	46.0	40.6
Other operating	74.0	67.2
Depreciation and amortization	40.7	39.2
Taxes other than income taxes	26.2	24.2
Total operating expenses	648.9	595.7

OPERATING INCOME	112.5	96.9

OTHER INCOME - NET	2.0	2.7

INTEREST EXPENSE	20.8	19.4

INCOME BEFORE INCOME TAXES	93.7	80.2

INCOME TAXES	35.7	29.3

NET INCOME	$58.0	$50.9

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Millions - Unaudited)

	March 31,	December 31,
	2008	2007

ASSETS
Current Assets
Cash & cash equivalents	$25.2	$20.6
Accounts receivable - less reserves of $5.0 &
$3.7, respectively	250.4	189.4
Accrued unbilled revenues	128.7	168.2
Inventories	64.1	160.9
Prepayments & other current assets	52.7	160.5
Total current assets	521.1	699.6
Utility Plant
Original cost	4,108.6	4,062.9
Less: accumulated depreciation & amortization	1,546.2	1,523.2
Net utility plant	2,562.4	2,539.7
Investments in unconsolidated affiliates	209.9	208.8
Other investments	82.7	77.0
Nonutility property - net	329.1	320.3
Goodwill - net	238.0	238.0
Regulatory assets	169.3	175.3
Other assets	37.5	37.7
TOTAL ASSETS	$4,150.0	$4,296.4

LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$114.9	$187.4
Accounts payable to affiliated companies	81.8	83.7
Refundable fuel & natural gas costs	23.8	27.2
Accrued liabilities	247.1	171.8
Short-term borrowings	305.1	557.0
Current maturities of long-term debt	0.3	0.3
Total current liabilities	773.0	1,027.4
Long-term Debt - Net of Current Maturities &
Debt Subject to Tender	1,329.1	1,245.4
Deferred Income Taxes & Other Liabilities
Deferred income taxes	308.9	318.1
Regulatory liabilities	309.4	307.2
Deferred credits & other liabilities	164.1	164.2
Total deferred credits & other liabilities	782.4	789.5
Minority Interest in Subsidiary	0.4	0.4
Common Shareholders' Equity
Common stock (no par value) – issued & outstanding
76.4 and 76.3 shares, respectively	532.7	532.7
Retained earnings	726.2	688.5
Accumulated other comprehensive income	6.2	12.5
Total common shareholders' equity	1,265.1	1,233.7
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$4,150.0	$4,296.4

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions - Unaudited)

	For the three months ended
	March 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$64.0	$70.1
Adjustments to reconcile net income to cash from operating activities:
Depreciation & amortization	47.4	45.7
Deferred income taxes & investment tax credits	12.7	1.5
Equity in earnings of unconsolidated affiliates	(14.0)	(22.2)
Provision for uncollectible accounts	5.3	5.4
Expense portion of pension & postretirement periodic benefit cost	1.9	2.4
Other non-cash charges - net	2.0	0.2
Changes in working capital accounts:
Accounts receivable & accrued unbilled revenue	(26.8)	(11.8)
Inventories	96.8	84.5
Recoverable/refundable fuel & natural gas costs	(3.4)	5.5
Prepayments & other current assets	91.7	69.5
Accounts payable, including to affiliated companies	(74.4)	(95.3)
Accrued liabilities	84.3	58.0
Unconsolidated affiliate dividends	2.9	6.8
Changes in noncurrent assets	5.9	4.3
Changes in noncurrent liabilities	(7.9)	(9.4)
Net cash flows from operating activities	288.4	215.2

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from:
Long-term debt, net of issuance costs	171.5	-
Stock option exercises & other	-	5.9
Requirements for:
Dividends on common stock	(24.7)	(23.9)
Retirement of long-term debt	(103.2)	-
Net change in short-term borrowings	(251.9)	(192.3)
Net cash flows from financing activities	(208.3)	(210.3)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from:
Unconsolidated affiliate distributions	-	10.7
Other collections	1.9	35.8
Requirements for:
Capital expenditures, excluding AFUDC equity	(69.6)	(67.2)
Unconsolidated affiliate investments	(0.1)	(0.1)
Other investments	(7.7)	-
Net cash flows from investing activities	(75.5)	(20.8)

Net change in cash & cash equivalents	4.6	(15.9)
Cash & cash equivalents at beginning of period	20.6	32.8
Cash & cash equivalents at end of period	$25.2	$16.9

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
HIGHLIGHTS
(millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31
	2008	2007

REPORTED EARNINGS:
Utility Group	$58.0	$50.9

Nonutility Group
Energy Marketing and Services	9.0	15.7
Coal Mining	(0.9)	1.6
Energy Infrastructure Services	(3.2)	(2.0)
Other Businesses	1.4	0.3
Total Nonutility Operations	6.3	15.6

Corporate and Other	(0.3)	0.2

Sub-Total Operations	64.0	66.7

Synfuels-related	-	3.4

Vectren Consolidated	$64.0	$70.1

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
SELECTED GAS DISTRIBUTION
OPERATING STATISTICS
(Unaudited)

	Three Months
	Ended March 31
	2008	2007

GAS OPERATING REVENUES (Millions):

Residential	$431.8	$399.8
Commercial	175.2	159.6
Industrial	22.8	21.3
Miscellaneous Revenue	3.8	3.4
	$633.6	$584.1

GAS MARGIN (Millions):

Residential	$113.2	$105.1
Commercial	37.7	35.2
Industrial	16.7	15.7
Miscellaneous	4.0	3.6
	$171.6	$159.6

GAS SOLD & TRANSPORTED (MMDth):

Residential	40.2	38.4
Commercial	17.6	16.4
Industrial	28.7	26.4
	86.5	81.2

AVERAGE GAS CUSTOMERS:

Residential	913,672	911,855
Commercial	85,119	84,844
Industrial	1,609	1,613
	1,000,400	998,312

YTD WEATHER AS A PERCENT OF NORMAL:

Heating Degree Days (Ohio)	104%	98%

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
SELECTED ELECTRIC
OPERATING STATISTICS
(Unaudited)

	Three Months
	Ended March 31
	2008	2007

ELECTRIC OPERATING REVENUES (Millions):

Residential	$40.7	$33.7
Commercial	28.1	23.2
Industrial	35.0	32.1
Municipals	0.7	5.2
Miscellaneous Revenue	4.6	3.0
Total Retail	109.1	97.2
Net Wholesale Revenues	18.1	10.9
	$127.2	$108.1

ELECTRIC MARGIN (Millions):

Residential	$30.0	$24.1
Commercial	19.9	15.7
Industrial	18.7	16.5
Municipals	0.0	2.2
Miscellaneous	4.5	2.9
Total Retail	73.1	61.4
Net Wholesale Margin	8.1	6.1
	$81.2	$67.5

ELECTRICITY SOLD (GWh):

Residential	405.4	390.6
Commercial	309.8	307.3
Industrial	600.7	627.0
Municipals	31.3	130.0
Miscellaneous Sales	5.3	5.1
Total Retail	1,352.5	1,460.0
Wholesale	463.4	260.5
	1,815.9	1,720.5

AVERAGE ELECTRIC CUSTOMERS:

Residential	122,755	122,061
Commercial	18,467	18,465
Industrial	103	109
All Others	35	36
	141,360	140,671

YTD WEATHER AS A PERCENT OF NORMAL:

Cooling Degree Days (Indiana)	N/A	N/A
Heating Degree Days (Indiana)	100%	90%